UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2015
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2015, the Board of Directors of Central Valley Community Bancorp (the “Company”) appointed Patrick J. Carman, to Executive Vice President and Chief Credit Officer effective April 1, 2015, and will replace Thomas L. Sommer as Chief Credit Officer. Mr. Sommer is scheduled to retire effective April 30, 2015.
Mr. Carman will receive an annual base salary of $185,000; receive benefits and participate in deferred compensation plans available to all employees; participate in the Company’s Senior Management Incentive Plan; and receive an annual automobile allowance of $9,000. Under a salary continuation plan assumed by the Company in connection with the 2008 merger of the Company and Service 1st Bancorp, Mr. Carmen will be eligible in February 2016 to receive $77,000 per year for 15 years upon retirement.
Mr. Carman, 65, became Senior Credit Officer of the Company’s wholly owned subsidiary, Central Valley Community Bank, in November 2008. Prior to that appointment, Mr. Carman most recently served as the President and Chief Operating Officer for Service 1st Bank.
Exhibits
Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

99.1    Press Release of Central Valley Community Bancorp dated March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2015	CENTRAL VALLEY COMMUNITY BANCORP

/s/ David A. Kinross
David A. Kinross
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)